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                      ATLANTIC ACQUISITION CORPORATION,
                         A WHOLLY OWNED SUBSIDIARY OF
                         NORFOLK SOUTHERN CORPORATION
                               HAS AMENDED ITS
                          OFFER TO PURCHASE FOR CASH
                            AND IS NOW OFFERING TO
               PURCHASE UP TO AN AGGREGATE OF 8,200,000 SHARES
                                      OF
      COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
    (INCLUDING, IN EACH CASE, THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                      OF
                                 CONRAIL INC.
                                      AT
                              $115 NET PER SHARE

     THE OFFER, WITHDRAWAL RIGHTS AND THE PRORATION PERIOD WILL EXPIRE AT
                    12:00 MIDNIGHT, NEW YORK CITY TIME,
          ON TUESDAY, FEBRUARY 4, 1997, UNLESS THE OFFER IS EXTENDED.

                                                              January 22, 1997

To Our Clients:

   Enclosed for your consideration is the Third Supplement to the Offer to Purchase, dated January 22, 1997 (the "Third Supplement"), to the Offer to Purchase, dated October 24, 1996 (the "Offer to Purchase"), as supplemented by the Supplement to the Offer to Purchase, dated November 8, 1996 (the
"First Supplement"), the Second Supplement to the Offer to Purchase, dated December 20, 1996 (the "Second Supplement"), and the revised Letter of Transmittal (which, as amended from time to time, collectively constitute the "Offer") in connection with the offer by Atlantic Acquisition Corporation, a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of Norfolk Southern Corporation, a Virginia corporation ("Parent"), to purchase up to an aggregate of 8,200,000 shares of (i) common stock, par value $1.00 per share (the "Common Shares"), and (ii) Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including, in each case, the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 19, 1989, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), at a price of $115 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. All references herein to the Common Shares, ESOP Preferred Shares or Shares shall, unless the context otherwise requires, include the associated Rights.

   Unless the Rights are redeemed prior to the Expiration Date (as defined in the Third Supplement), holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, shareholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in the First Supplement) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated

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Rights. If the Distribution Date has occurred and Rights Certificates (as defined in the Offer to Purchase) have been distributed to holders of Shares prior to the time a holder's Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a shareholder receiving Rights Certificates by use of the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering shareholder to deliver Rights Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three business days after the date that Rights Certificates are distributed. Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the related Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

   If a shareholder desires to tender Shares and Rights pursuant to the Offer and such shareholder's Share Certificates (as defined in the Offer to Purchase) or, if applicable, Rights Certificates are not immediately available (including, if the Distribution Date has occurred, because Rights Certificates have not yet been distributed) or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the revised Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

   THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The tender price is $115 per Share, net to the seller in cash.

   2. The Offer, withdrawal rights and the proration period will expire at 12:00 Midnight, New York City time, on Tuesday, February 4, 1997, unless the Offer is extended.

   3. The Offer is being made for up to an aggregate of 8,200,000 Shares. Following completion of the Offer, Purchaser intends to promptly commence a second tender offer to purchase all outstanding Shares not owned by Purchaser at a price of $115 per Share, net to the seller in cash, without interest thereon, upon essentially the same terms and conditions set forth in the Offer to Purchase, as previously amended and supplemented by the First Supplement and the Second Supplement.

   4. Purchaser has eliminated all conditions of the Offer.

   5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the revised Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

   The Offer is made solely by the Offer to Purchase, the First Supplement, the Second Supplement, the Third Supplement and the revised Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                    INSTRUCTIONS WITH RESPECT TO THE OFFER
         TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
             AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED STOCK
                                      OF
                                 CONRAIL INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Third Supplement to the Offer to Purchase, dated January 22, 1997, and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by Atlantic Acquisition Corporation, a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of Norfolk Southern Corporation, a Virginia corporation ("Parent"), to purchase up to an aggregate of 8,200,000 shares of (i) common stock, par value $1.00 per share (the "Common Shares"), and (ii) Series A ESOP Convertible Junior Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including, in each case, the associated Common Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19, 1989, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent. All references herein to the Common Shares, ESOP Preferred Shares or Shares shall include the associated Rights.

   This will instruct you to tender to Purchaser the number of Shares and Rights indicated below (or, if no number is indicated in either appropriate space below, all Shares and Rights) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

        NUMBER OF SHARES AND RIGHTS

             TO BE TENDERED:*

         Shares and Rights
------------------------------------------

Account Number:
------------------------------------------

Dated:                    , 199

                 SIGN HERE

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               Signature(s)

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       Please Type or Print Name(s)

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   Please Type or Print Address(es) Here

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      Area Code and Telephone Number

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Taxpayer Identification or Social Security
                Number (s)
------------

   * Unless otherwise indicated, it will be assumed that all Shares and Rights held by us for your account are to be tendered.

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